Exhibit 99.1

EXECUTION VERSION

THIRD AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”), dated as of March 22, 2022 (the “Amendment Date”), by and among STEELE CREEK CAPITAL FUNDING I, LLC, as borrower (the “Borrower”), BNP PARIBAS, as a Lender and the LENDERS from time to time party thereto, BNP PARIBAS, as administrative agent (the “Administrative Agent”), steele creek CAPITAL CORPORATION, as collateral manager (in such capacity, the “Collateral Manager”) and as equityholder (in such capacity, the “Equityholder”) .

WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Collateral Manager and the Equityholder, are party to the Credit Agreement, dated as of October 13, 2020 (as amended pursuant to the First Amendment to the Credit Agreement, dated as of April 29, 2021, as further amended pursuant to the Second Amendment to Credit Agreement, dated as of October 28, 2021 and as further amended from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Credit Agreement, in accordance with Section 13(a) of the Credit Agreement subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendments to Credit Agreement

SECTION 2.1. As of the Amendment Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default, Event of Default or Collateral Manager Default has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Collateral Manager and the Equityholder contained in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective

(a) upon the execution and delivery of this Amendment by the parties hereto;

(b) the Administrative Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(c) payment of all fees due and owing to the Administrative Agent on or prior to the Amendment Date; and

(d) the Administrative Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

STEELE CREEK CAPITAL FUNDING I, LLC

By:	/s/ Glenn Duffy
	Name:	Glenn Duffy
	Title:	CIO

[Signature Page to Third Amendment to Credit Agreement]

3

:	EQUITYHOLDER:

STEELE CREEK CAPITAL CORPORATION
as Equityholder

	By:	/s/ Glenn Duffy
		Name:	Glenn Duffy
		Title:	CEO

SERVICER:

STEELE CREEK capital corporation,
as Collateral Manager

	By:	/s/ Glenn Duffy
		Name:	Glenn Duffy
		Title:	CEO

[Signature Page to Third Amendment to Credit Agreement]

4

ADMINISTRATIVE AGENT:

BNP PARIBAS,
as Administrative Agent

By:	/s/ Sohaib Naim
	Name:	Sohaib Naim
	Title:	Director

By:	/s/ Meredith Middleton
	Name:	Meredith Middleton
	Title:	Director

LENDER:

BNP PARIBAS,
as Lender

By:	/s/ Sohaib Naim
	Name:	Sohaib Naim
	Title:	Director

By:	/s/ Meredith Middleton
	Name:	Meredith Middleton
	Title:	Director

[Signature Page to Third Amendment to Credit Agreement]

5

EXECUTION VERSION
(Conformed through ~~Second~~Third Amendment)

CREDIT AGREEMENT

by and among

BNP PARIBAS,
as a Lender,

the other Lenders party hereto,

STEELE CREEK CAPITAL FUNDING I, LLC,
as Borrower,

BNP PARIBAS,
as Administrative Agent,

and

As of October 13, 2020

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TABLE OF CONTENTS

		Page
SECTION 1.	DEFINITIONS AND RULES OF CONSTRUCTION	1
SECTION 2.	THE REVOLVING FACILITY	~~38~~42
SECTION 3.	ACCOUNTS	~~56~~62
SECTION 4.	SECURITY INTEREST	~~57~~63
SECTION 5.	DISPOSITIONS OF PORTFOLIO ASSETS, PURCHASES OF ADDITIONAL ASSETS	~~64~~69
SECTION 6.	OC RATIO POSTING PAYMENTS	~~65~~71
SECTION 7.	CONDITIONS PRECEDENT TO BORROWING	~~66~~72
SECTION 8.	REPRESENTATIONS AND WARRANTIES	~~69~~74
SECTION 9.	COVENANTS	~~73~~79
SECTION 10.	ADMINISTRATIVE AGENT	~~80~~87
SECTION 11.	CALCULATION DISPUTE MECHANISM	~~83~~90
SECTION 12.	ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT	~~84~~91
SECTION 13.	MISCELLANEOUS	~~85~~91

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"Additional Funding Date" means any date on which the Borrower accepts additional equity contributions from the Equityholder pursuant to Section 6(d) hereof and deposits the cash proceeds thereof into the Trust Account.

"Adjusted Collateral Value" means, with respect to any Asset, its Assigned Value *multiplied by* its Principal Balance; *provided* that, the parties hereby agree that the Adjusted Collateral Value of any Asset (or portion thereof) that is not a Portfolio Asset shall be zero.

"Adjusted Term SOFR Reference Rate" means, for each Interest Accrual Period, an interest rate per annum equal to (a) the Term SOFR Reference Rate for such Interest Accrual Period plus (b) 0.15%.

"Administrative Agent" has the meaning specified in the introductory paragraph hereof.

"Administrative Agent Fee Letter" means that certain fee letter, dated as of the date hereof, by and among the Administrative Agent, BNP Paribas Securities Corp., in its capacity as structuring agent, and the Borrower, as amended or supplemented from time to time.

"Administrative Expenses" means (i) reasonable and documented out-of-pocket fees and expenses of the Custodian and the Securities Intermediary (including reasonable and documented out-of-pocket fees, costs and expenses of attorneys and agents) as set forth in their fee letter agreement with the Borrower and any other accrued and unpaid reasonable and documented out-of-pocket expenses (including reasonable attorneys' fees, costs and expenses) and indemnity amounts payable by the Collateral Manager or the Borrower, or both without duplication, to the Custodian and the Securities Intermediary under the Transaction Documents and (ii) reasonable and documented costs and expenses of the Borrower in connection with the Borrower's engagement of an Independent Manager and the costs and expenses incurred by such Independent Manager's service in such capacity.

"Advance Rate" means on any date of determination, the lower of (a) the Maximum Portfolio Advance Rate and (b) the Weighted Average Advance Rate.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affected Person" means the Lenders and each of their respective assigns.

"Affiliate" or "Affiliated" means, with respect to a Person, (a) any other Person who, directly or indirectly, including through one or more intermediaries, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer, employee, managing member or general partner of (i) such Person or (ii) any such other Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. The Borrower shall be deemed to have no affiliates. For purposes of this definition, "Affiliate"

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itself or its debts under any Debtor Relief Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or such Person shall consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (b) any involuntary case or other proceeding shall be commenced against such Person involving its liquidation, winding-up, bankruptcy or sequestration or otherwise seeking reorganization or other relief with respect to it or its debts under any Debtor Relief Law that is not dismissed, discharged, stayed or restrained in each case of clause (b) within 60 days of the institution or presentation thereof; or (c) an order for relief is entered in any such proceeding or such Person becomes the subject of the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to a substantial part of its property.

"Basel III Regulation" means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, "Basel III Regulation" shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the "CRR") and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

""Benchmark"" means, initially, LIBORthe Adjusted Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date havehas occurred with respect to LIBORthe Term SOFR Reference Rate or the then-current Benchmark, then ""Benchmark"" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) or clause (ii) of Section 2(p).

"Bond" means a debt security (that is not a loan) that is issued by a corporation, limited liability company, partnership or trust.

"Borrower Collateral" or "Collateral" has the meaning specified in Section 4(a) hereof.

"Borrower Secured Obligations" has the meaning specified in Section 4(a) hereof.

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"Borrowing Base" means, as of any Business Day, the sum of (without duplication) (a) the amounts in the Principal Collection Account (including any amounts held in any sub-account thereof), (b) the amounts in the Trust Account, (c) the product of (i) the Advance Rate and (ii) the Aggregate Adjusted Collateral Value (excluding the Adjusted Collateral Value of such Portfolio Assets for which the Borrower has entered into a binding commitment to sell, but has not yet settled), (d) the aggregate sale price of all Assets not yet settled for which the Borrower has entered into a binding commitment to sell and (e) the amounts in the OC Ratio Posting Account as of the close of business on such Business Day.

"Borrowing Request" has the meaning specified in Section 2(c) hereof.

"Breakage Costs" means, with respect to any Lender, the amount or amounts as shall compensate such Lender for any loss, costs or expenses which such Lender may sustain (as determined by such Lender in its reasonable discretion absent manifest error) as a result of (x) Borrower~~'~~'s failure to borrow any Loan on the date requested, (y) any payment of principal on any Loan on a date other than the last day of the ~~LIBOR~~ Interest Accrual Period for such Loan (whether in whole or in part and whether through voluntary prepayment, acceleration or otherwise and including any repayment on the Maturity Date) or (z) Borrower's failure to repay the principal amount of any Loan or any interest thereon on the Maturity Date, including but not limited to, in each case, any loss in liquidating or reemploying deposits from third parties or fees payable to terminate such deposits.

"Bridge Loan" means a loan which by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

"Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York or the city in which the offices of the Custodian are located~~ or if used in connection with "LIBOR", London, England~~.

"Calculation Dispute Mechanism" has the meaning specified in Section 11 hereof.

"Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, partnership or limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

"Cause" means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager's duties as set forth in the Borrower's Governing Documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of "Independent Manager".

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(vii) not more than 5.0% of the Total Adjusted Collateral Value consists of Assets that have (a) a Moody's Rating of "Caa1" or lower or (b) an S&P Rating of "CCC+" or lower.

"Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "Interest Accrual Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent determines may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Contributed Cash Equity Amount" means the sum of (x) $22,500,000 and (y) the total amount of cash contributed by the Equityholder to the Borrower pursuant to one or more Equity Contribution Notices on or after April 29, 2021.

"Conversion Date" means the earlier to occur of (a) the date on which the Revolving Period ends or (b) the date on which an Event of Default occurs.

"Custodian" means U.S. Bank National Association, in its capacity as custodian pursuant to the Custody Agreement.

"Custody Agreement" means the custody agreement dated as of the date hereof between the Borrower and the Custodian.

"Daily Report" has the meaning specified in Section 2(k) hereof.

"Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

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lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or an Individual Lender Maximum Funding Amount pursuant to a law in effect on the date on which (i) such Lender acquires such interest in a Loan or an Individual Lender Maximum Funding Amount (other than pursuant to Section 13(x)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2(j), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2(j)(vii) and (d) any withholding Taxes imposed under FATCA.

"FATCA" means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, guidance, notes, rules or practices adopted pursuant to any such intergovernmental agreement.

"FCA" has the meaning set forth in Section 2(p)(iii) hereof.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"First-Lien Last-Out Loan" shall mean any assignment of, participation interest in or other interest in an Asset that (a) is secured by a first priority perfected security interest or lien in, to or on specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens) securing the obligor's obligations under the Asset and (b) may by its terms become subordinate in right of payment to any other obligation of such obligor solely upon the occurrence of a default or event of default with respect to such other obligation.

"First Lien Loan" means any Asset that (a) is secured by a first priority perfected Lien on specified collateral (subject to any Permitted Working Capital Liens or Permitted Liens), (b) provides that the payment obligation of the Obligor on such Asset is either senior to or *pari passu* with all other Indebtedness of such Obligor, (c) by its terms is not permitted to become subordinate in right of payment to any other obligation of the related Obligor thereof (subject to Permitted Liens) and (d) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Asset which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the Asset plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral.

"Fitch" means Fitch Ratings, Inc. and any successor in interest.

"Floor" means a rate of interest equal to 0.0%.

"Foreign Lender" means a Lender that is not a U.S. Person.

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any other fee letter between a Lender and the Borrower that identifies itself as a Lender Fee Letter hereunder.

"Leverage Factor" means 2.33.

~~"LIBOR" means, with respect to a Loan, the rate per annum for the related LIBOR Interest Period (reset daily) equal to the ICE Benchmark Administration LIBOR ("IBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of IBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on the date that is two (2) Business Days preceding (x) for the first LIBOR Interest Period, the date of the funding of such Loan and (y) for any subsequent LIBOR Interest Period, the last day of the immediately preceding LIBOR Interest Period. If such rate is not available at such time for any reason, then "LIBOR" shall mean the rate of interest equal to the average of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR office in the London interbank market at or about 11:00 a.m. London time two (2) Business Days prior to the beginning of such LIBOR Interest Period for delivery on the first day of such LIBOR Interest Period, and in an amount approximately equal to the amount of the Loan and for a period approximately equal to such LIBOR Interest Period. The Administrative Agent shall promptly notify the Collateral Manager of "LIBOR" determined in accordance with the procedures described in the two preceding sentences.~~

~~"LIBOR Interest Period" means, with respect to any Loan, the period beginning on (and including) the date on which such Loan is made or continued and shall end on (but exclude) the next Payment Date. At the end of each LIBOR Interest Period, if such Loan is not repaid in full, the then outstanding principal amount of such Loan shall be continued for a new LIBOR Interest Period commencing at the end of the prior LIBOR Interest Period.~~

"Lien" means any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person's assets or properties in favor of any other Person.

"Listed Asset" means, at any time, an Asset for which three or more bids are quoted and available from a Pricing Source, subject in each case to the proviso in the definition of "Listed Value".

"Listed Value" means, for any Listed Asset at any time, the bid price for such Asset most recently quoted by a Pricing Source; *provided* that, if the Collateral Manager reasonably believes that the price quoted by any such source is based on less than three *bona fide* bids, then at the Collateral Manager's election, upon notice thereof from the Collateral Manager to the Administrative Agent, such Asset will not be considered a "Listed Asset" and the "Assigned Value" of such Asset will be determined in accordance with clause (b)(ii) of the definition of Assigned Value.

"LLC Agreement" means the Limited Liability Company Agreement of the Borrower, dated on or about the date hereof.

"Loans" has the meaning specified in Section 2(a) hereof.

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financial covenant or the determination of whether a default or an event of default has occurred with respect to the related Asset;

(g) results in any change in the currency of any payment of interest or principal to any currency; or

(h) any other amendment, waiver, modification or supplement that, in the reasonable discretion of the Administrative Agent, is material and adverse to the value of such Portfolio Asset.

"Maturity Date" means the earliest to occur of (a) the Business Day 12 months after the Conversion Date and (b) the date on which the Administrative Agent gives notice to the Borrower, the Collateral Manager and the Equityholder following the occurrence of and during the continuation of an Event of Default that the entire Outstanding Principal Amount of Loans shall be due and payable.

"Maximum Facility Amount" means, on any date of determination, the sum of the Individual Lender Maximum Funding Amounts for all Lenders. The sum of the Individual Lender Maximum Funding Amounts for all Lenders as of the ~~Second~~Third Amendment Date is U.S.$~~80,000,000~~95,000,000.

"Maximum Portfolio Advance Rate" means, on any date of determination, the highest applicable number set forth on the following table:

Diversity Score	**Maximum Portfolio Advance Rate**
Less than 4	0%
At least 4 and less than 7	27%
At least 7 and less than 10	40.5%
At least 10 and less than 15	54%
At least 15	70%

"Maximum Portfolio Amount" means the sum of (i) the Maximum Facility Amount and (ii) the aggregate amount of all equity contributions made by the Equityholder to the Borrower (other than contributions made to cure a Default or an Event of Default) less any principal distributions to the Equityholder.

"Maximum Weighted Average Life Test" has the meaning set forth on Schedule F hereto.

"Measurement Date" means the Acquisition Date of a Portfolio Asset, or the day on which a default of a Portfolio Asset occurs.

"Minimum Floating Spread Test" has the meaning set forth on Schedule F hereto.

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"Minimum Weighted Average Coupon Test" has the meaning set forth on Schedule F hereto.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Moody's Industry Classification" means the Moody's Industry Classification Group List set forth in Schedule D-1 hereto.

"Moody's Maximum Rating Factor Test" has the meaning set forth on Schedule F hereto.

"Moody's Rating" means, with respect to any Portfolio Asset, the rating determined pursuant to Schedule E-1 hereto.

"Moody's RiskCalc" has the meaning set forth on Schedule I hereto.

"New Loan" has the meaning set forth in Section 2(l) hereof.

"New Maximum Funding Amount" has the meaning set forth in Section 2(l) hereof.

"NYFRB" means the Federal Reserve Bank of New York.

"Multiemployer Plan" means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) and subject to ERISA then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Borrower or any ERISA Affiliate.

"Obligor" means, with respect to any Asset, any Person or Persons obligated to make payments pursuant to or with respect to such Asset, including any guarantor thereof.

"Obligor Measurement Date" means the last day of each relevant period for which an Obligor delivers financial reporting information that includes the calculation of financial covenants, as certified by an officer of such Obligor (which is required to occur no less frequently than quarterly).

"OC Ratio" means, as of any Business Day, the percentage calculated by dividing (a) the Borrowing Base by (b) the sum of (x) the Outstanding Principal Amount of the Loans and (y) the aggregate Purchase Price of all Assets not yet settled for which the Borrower has entered into a commitment to purchase.

"OC Ratio Breach" means, on any Business Day, a failure of the OC Ratio to be equal to or greater than 1.

"OC Ratio Posting Account" has the meaning specified in Section 3(a) hereof.

"OC Ratio Posting Excess" has the meaning specified in Section 6(b) hereof.

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"OC Ratio Posting Payment" has the meaning specified in Section 6(a) hereof.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13(x)).

"Outstanding Principal Amount" means, as of any date of determination, the total outstanding principal amount of Loans made hereunder *plus* the principal amount of Loans committed to be made or funded hereunder (to the extent required to be made by the Lender to fund any potential borrowings) *minus* the amount of all repayments and prepayments of the principal amount of Loans on or prior to such date.

"Partial Deferrable Security" means any Asset with respect to which under the related Underlying Instruments (i) a portion of the interest due thereon is required to be paid in cash on each payment date therefor and is not permitted to be deferred or capitalized (which portion shall at least be equal to ~~LIBOR~~the Benchmark or the applicable index with respect to which interest on such Asset is calculated (or, in the case of a fixed rate Asset, at least equal to the forward swap rate for a designated maturity equal to the scheduled maturity of such Asset)) and (ii) the issuer thereof or obligor thereon may defer or capitalize the remaining portion of the interest due thereon.

"Participant Register" has the meaning specified in Section 13(c)(iii) hereof.

"Patriot Act" has the meaning specified in Section 13(m) hereof.

"Payment Date" means (i) quarterly on the last Business Day of each of March, June, September and December, beginning in March 2021 and (ii) the Maturity Date.

"Pension Plan" means, at any time, an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) and subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (other than a Multiemployer Plan), then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Borrower or any ERISA Affiliate.

"Periodic Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR".

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"Portfolio Asset Buy Confirmation" means with respect to any Portfolio Asset, documentation (which may be in the form of an email) evidencing, in reasonable detail, the Borrower's acquisition of such Portfolio Asset, and which shall identify at least the obligor, price and the Principal Balance of such Portfolio Asset.

"Pricing Source" means each of Loan Pricing Corporation, LoanX, Markit Partners or any other nationally recognized loan pricing service mutually agreed upon by the Administrative Agent and the Collateral Manager; *provided* that neither the Collateral Manager nor any of its Affiliates shall be a Pricing Source; *provided*, *further*, that the Administrative Agent shall have the ability upon at least fifteen (15) Business Days' prior written notice to advise the Collateral Manager that one or more sources listed herein is no longer considered to be a Pricing Source, if in the Administrative Agent's commercially reasonable discretion such Pricing Source has largely or entirely exited its loan pricing business.

"Principal Balance" means, with respect to any Asset as of any date of determination, the outstanding principal amount of such Asset (including the maximum outstanding unfunded commitment under such Asset) as of such date of determination.

"Principal Collection Account" has the meaning specified in Section 3(a) hereof.

"Principal Collections" means any and all collections received with respect to the Borrower Collateral other than Interest Collections, including (but not limited to) all collections attributable to principal on such Borrower Collateral.

"Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

"Purchase Price" means, with respect to each Portfolio Asset, the amount (expressed as a percentage of par) paid (or committed to be paid) by the Borrower to acquire such Asset (excluding (x) any deferred or capitalized interest on such Asset, (y) purchased accrued interest and (z) up to 3% original issue discount).

"Recipient" means (a) the Administrative Agent or (b) any Lender, as applicable.

"Reference Rate" means the prime rate as determined by BNP Paribas in New York, New York, from time to time.

"Reference Rate Floor Obligation" means a floating rate Portfolio Asset (a) for which its underlying instruments allow an interest rate option based on a floating rate index, (b) that provides that such floating rate index is calculated (in effect) as the greater of (i) a specified "floor" rate per annum and (ii) the floating rate index for such Portfolio Asset's applicable interest period and (c) that, as of any date of determination, bears interest at its "floor" rate because the floating rate index for the applicable interest period is less than such "floor" rate.

"Register" has the meaning specified in Section 13(c)(ii) hereof.

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unsecured Indebtedness) to such Asset as of the date of determination; or (b) in the case of any Asset with respect to which the related Underlying Instruments do not include a definition of "Senior Net Leverage Ratio" or any comparable definition, the ratio of (i) the Indebtedness (including, without limitation, such Asset) of the applicable Obligor other than Indebtedness that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to such Asset as of the date of determination *minus* the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable period.

"SOFR" means, with respect to any day, the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York's website.

"SPV Criteria" means criteria, with respect to any Person, that will be met if such Person satisfies each of the following:

(a) it shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use commercially reasonable efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that its assets are available to pay the creditors of any of its equityholders or any Affiliate thereof;

(b) it shall maintain records and books of account separate from those of any other Person;

(c) it shall pay its own operating expenses and liabilities from its own funds;

(d) [reserved];

(e) it shall not (i) hold itself out as being liable for the debts of any other Person, (ii) pledge its assets to secure the obligations of any other Person or (iii) guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person;

(f) it shall (i) keep its assets and liabilities separate from those of all other entities and (ii) except as expressly contemplated herein with respect to Excluded Amounts, not commingle its assets with assets of any other Person;

(g) it shall maintain bank accounts or other depository accounts separate from any other person or entity, including any Affiliate;

(h) it shall at all times hold itself out to the public and all other Persons as separate from its Affiliates and from any other Person;

(i) it shall file its own tax returns separate from those of any other Person, except to the extent that it is treated as a "disregarded entity" for tax purposes and is not required to

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otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

"Synthetic Security" means a security or swap transaction (excluding, for purposes of this Agreement, a participation interest) that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

"Target Portfolio Amount" means U.S.$400,000,000.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term SOFR" means, for any calculation with respect to a Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Accrual Period on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; *provided, however*, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; *provided, further*, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in consultation with the Collateral Manager).

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

"Termination Obligations" means, the sum of accrued and unpaid interest on the Loans to (but excluding) the date of payment, the Outstanding Principal Amount of all Loans and all other amounts (including without limitation fees, expenses and indemnities) payable to the Secured Parties under the Transaction Documents.

"Third Amendment Date" means March 22, 2022.

"Total Adjusted Collateral Value" means, as of any date of determination, the sum of the Adjusted Collateral Values of each Portfolio Asset *plus*, without duplication, the

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Underlying Instruments, or (b) in the case of any Asset with respect to which the related Underlying Instruments do not include a definition of "Unrestricted Cash" or any comparable definition, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any Lien (other than blanket Liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

"Unused Fee" has the meaning set forth in the Lender Fee Letter.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning specified in Section 2(j)(vii)(B)(2)(c).

"Volcker Rule" means Section 13 of the Bank Holding Company Act of 1956, as amended, and any applicable implementing regulations.

"Weighted Average Advance Rate" means, as of any date of determination, (a) the sum of the products, for each Portfolio Asset, of (i) its Asset Advance Rate and (ii) its Adjusted Collateral Value *divided by* (b) the sum of the Adjusted Collateral Values of each Portfolio Asset.

"Withholding Agent" means the Borrower and the Administrative Agent.

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

"Zero-Coupon Security" means any obligation that at the time of purchase does not by its terms provide for the payment of cash interest; *provided* that if, after such purchase such obligation provides for the payment of cash interest, it will cease to be a Zero-Coupon Security.

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e. its interest rate or spread (without regard to any ~~LIBOR~~floating rate index floor);

f. its stated maturity;

g. the Moody's Industry Classification of its obligor;

h. its (a) Moody's Rating, unless such rating is based on a credit estimate unpublished by Moody's and (b) S&P Rating, unless such rating is based on a credit estimate unpublished by S&P;

i. its Moody's Default Probability Rating and the Moody's Rating Factor used in the determination of the Moody's Weighted Average Rating Factor;

j. the country of domicile of its obligor;

k. an indication as to whether it is (a) a First Lien Loan, (b) a Bridge Loan, (c) a First-Lien Last-Out Loan, (d) a loan with a facility rating of "Caa" or below by Moody's, (e) a loan with a facility rating of "CCC" or below by S&P, (f) a cov-lite loan, (g) a Defaulted Obligation, (h) a Delayed Drawdown Collateral Obligation, (i) a DIP Collateral Obligation, (j) a fixed rate Asset, (k) a Revolving Collateral Obligation or (l) ~~an Asset with a LIBOR floor~~a Reference Rate Floor Obligation;

l. for each ~~Asset with a LIBOR floor~~Reference Rate Floor Obligation, its ~~LIBOR~~ "floor" rate; and

m. its Purchase Price paid by the Borrower for any Portfolio Asset and the Assigned Value of such Portfolio Asset since inception;

(3) for each Account, a schedule showing the beginning balance, each credit or debit and specifying the nature, source and amount, and the ending balance; and

(4) the identity of each Defaulted Obligation, its Assigned Value and its date of default;

(B) the identity, purchase date, purchase price paid by the Borrower for any Portfolio Asset (exclusive of any interest, accrued interest or upfront fees) and the amount (expressed as a percentage of par) equal to (1) the purchase price paid by the Borrower for any given Portfolio Asset (exclusive of any interest, accreted interest and upfront fees) divided by (2) the outstanding principal balance, as of the date of purchase, of the portion of such Portfolio Asset purchased by the

USActive ~~57656200.1~~57656200.7 -52-

Lender executed and delivered by the Borrower, such Lender and the Administrative Agent, and each of which shall be recorded in the Register; (C) the Borrower shall pay any other required fees as reasonably agreed upon in connection with the New Maximum Funding Amounts; and (D) the Borrower shall deliver or cause to be delivered any legal opinions or other customary closing documents reasonably requested by Administrative Agent or an Increasing Lender in connection with any such transaction.

(ii) On any Increased Amount Date on which New Maximum Funding Amounts are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Lenders shall assign to each of the Increasing Lenders, and each of the Increasing Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by existing Lenders and Increasing Lenders ratably in accordance with their Individual Lender Maximum Funding Amounts after giving effect to the addition of such New Maximum Funding Amounts to the Individual Lender Maximum Funding Amounts, and (ii) each New Maximum Funding Amount shall be deemed, for all purposes, part of the related Lender's Individual Lender Maximum Funding Amount and each Loan made thereunder (a "New Loan") shall be deemed, for all purposes, Loan.

(iii) The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower~~'~~’s notice of each Increased Amount Date and in respect thereof (i) the New Maximum Funding Amounts and the Increasing Lenders and (ii) in the case of each notice to any Lender, the respective interests in such Lender~~'~~’s Loans, in each case subject to the assignments contemplated by this Section 2(i).

(iv) The terms and provisions of the New Loans shall be identical to the Loans. Each Funding Increase Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Transaction Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, and consented to by the Borrower (such consent not to be unreasonably withheld), to effect the provisions of this Section 2(i).

(m) Defaulting Lenders.

(i) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(A) Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(B) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise) shall be applied at such time or

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waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

(n) Inability to Determine Rates. If, on or prior to the first day of any Interest Accrual Period ~~prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date with respect to LIBOR (an "Affected Interest Period").~~:

(i) the Administrative Agent determines (which determination shall be conclusive and binding on the Borrower) that~~, by reason of circumstances affecting the London interbank eurodollar market, LIBOR~~ Term SOFR cannot be determined pursuant to the definition thereof, or

(ii) the Administrative Agent determines that for any reason in connection with any request for a Loan or a continuation thereof that ~~(A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount with a maturity of three months, or (B) the LIBOR~~Term SOFR for any requested Interest Accrual Period with respect to a proposed Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Loans with reference to Term SOFR shall be suspended until the Administrative Agent (upon the instruction of the Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Borrowing Request or continuation of a Loan or, failing that, will be deemed to have converted such request into a Borrowing Request of or conversion to a Loan bearing interest at a rate per annum equal to the Reference Rate plus the Applicable Margin.

(o) Payment Date Distributions.

(i) On each Payment Date, the Borrower shall direct the Custodian to apply the portion of the Available Amount that represents Interest Collections to make the following payments (the "Interest Priority of Payments"):

(A) *first*, to the applicable Governmental Authority, for the payment of taxes and governmental fees owing by the Borrower, if any; *provided* that the aggregate of such amounts payable pursuant to this Section 2(o)(i)(A) and Section 2(o)(ii)(A) shall not exceed $10,000 *per annum*;

(B) *second*, in the following order, (1) to pay all out-of-pocket costs and expenses of the Custodian and the Securities Intermediary, (2) to pay any Administrative Expenses to the Custodian and the Securities Intermediary and (3) to pay to the Collateral Manager, in accordance with Section 7 of the Collateral Management Agreement, all costs and expenses incurred by the Collateral Manager on behalf of the Borrower to the extent set forth therein; *provided* that the aggregate of such amounts payable pursuant to this Section 2(o)(i)(B) shall not exceed $150,000 *per annum*;

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(C) *third*, after the Conversion Date, *pro rata* to the Lenders to pay the Outstanding Principal Amount in full;

(D) *fourth*, to the applicable Person, to pay the amounts referred to in Section 2(o)(i)(A) and (B) in that order, but, in each case, only to the extent not paid in full under Section 2(o)(i)(A), (B) or (G); and

(E) *fifth*, (1) during the continuance of a Default (except if all obligations owing to the Lenders are paid in full), to remain in the Principal Collection Account (other than any Permitted RIC Distribution) or (2) otherwise, released from the Lien of the Administrative Agent hereunder and distributed to, or at the direction of, the Equityholder.

(p) ~~LIBOR Discontinuation. (i) Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees for the benefit of each of the other parties hereto: (a) LIBOR (i) may be subject to methodological or other changes which could affect its value, (ii) may not comply with applicable laws and regulations (such as the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended) and/or (iii) may be permanently discontinued; and (b) the occurrence of any of the aforementioned events and/or a Benchmark Transition Event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.~~Benchmark Replacement Setting.

(i) ~~(ii) Effect of~~ Benchmark Replacement~~ Date~~. ~~(A)~~ Notwithstanding anything to the contrary herein or in any other Transaction Document, ~~if~~upon the occurrence of a Benchmark Transition Event~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of~~, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark~~, then, (x) if~~ with a Benchmark Replacement~~ is determined in accordance with clause (1) or (2) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, in connection~~. Any such amendment with respect to a Benchmark Transition Event~~, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting~~ will become effective at~~ or after~~ 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~date~~Administrative Agent has provided notice of such ~~Benchmark Replacement is provided to the Borrower without any~~ amendment to ~~this Agreement or any other Transaction Document, or further action or consent of~~ the Borrower. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2(p)(i) will occur prior to the applicable Benchmark Transition Start Date.

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(ii) Benchmark Replacement Conforming Changes. ~~(B)~~ In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right~~, at the cost and expense of the Borrower,~~ to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii) Notices; Standards for Decisions and Determinations.~~(C)~~ The Administrative Agent will promptly notify the Borrower, the Lenders, the Collateral Manager, the Custodian and the Equityholder of (~~i~~A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (~~ii~~B) the implementation of any Benchmark Replacement, (~~iii~~C) the effectiveness of any Benchmark Replacement Conforming Changes, (~~iv~~D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~D~~v) below and (~~v~~E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2(~~p~~n), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in ~~the Administrative Agent's~~its sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2(p).

(iv) ~~(D)~~ Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (~~i~~x) if the then-current Benchmark is a term rate (including the Term SOFR ~~or LIBOR~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative, then the Administrative Agent may modify the definition of ~~"~~"Interest Accrual Period~~"~~" for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (~~ii~~y) if a tenor that was removed pursuant to clause (~~i~~x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of ~~"~~"Interest Accrual Period~~"~~" for all Benchmark settings at or after such time to reinstate such previously removed tenor.

~~(E) Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a~~

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Borrowing of, conversion to or continuation of a Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a Borrowing Request of or conversion to a Loan bearing interest at a rate per annum equal to the Reference Rate plus the Applicable Margin. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Reference Rate.

(v) (F) Certain Defined Terms. As used in this Section 2(p):

"“Available Tenor"” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "“Interest Accrual Period"” pursuant to clause (iv) of this Section 2(pn).

"

“Benchmark Replacement"” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent (and in the case of a Benchmark Replacement determined pursuant to clause (3), with the consent of the Equityholder) for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Collateral Manager as the replacement for the then- current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement forto the then-current Benchmark for U.S. dollarDollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1),if such Unadjusted Benchmark Replacement is displayed on

USActive 57656200.157656200.7 -60-

a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If the Benchmark Replacement asas so determined pursuant to clause (1), (2) or (3) above would be less than zero, the Floor, such Benchmark Replacement will be deemed to be zerothe Floor for the purposes of this Agreement and the other Transaction Documents.

"“Benchmark Replacement Adjustment"” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement;

(1) for purposes of clauses (1) and (2) of the definition of "Benchmark Replacement," the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of "Benchmark Replacement," the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Collateral Manager for the applicable Corresponding TenorBorrower giving due consideration to (ia) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (iib) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated or bilateral credit facilities;.

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provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Reference Rate," the definition of "Business Day," the definition of "Interest Accrual Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment or conversion notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Collateral Manager, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, in consultation with the Collateral Manager, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in consultation with the Collateral Manager is reasonably necessary in connection with the administration of this Agreement and any other Transaction Documents).

"

"“Benchmark Replacement Date"” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of "“Benchmark Transition Event,"” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of "“Benchmark Transition Event”," the first date of the publicon which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication of information referenced thereinin such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, ~~(i) if the event giving rise to the~~ the “Benchmark Replacement Date ~~occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date"~~” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

~~"~~“Benchmark Transition Event~~"~~” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), ~~the Board of Governors of~~ the Federal Reserve ~~System~~Board, the ~~Federal Reserve Bank of New York~~NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a ~~"~~“Benchmark Transition Event~~"~~” will be deemed to have occurred with respect to any Benchmark if a public statement or

USActive ~~57656200.1~~57656200.7 -63-

publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"

"Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (1) the applicable Benchmark Replacement Date and (2) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

"Benchmark Unavailability Period"" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any LoanTransaction Document in accordance with this Section 2(pn) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Transaction Document in accordance with this Section 2(no).

"Corresponding Tenor" means with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

"Reference Time" means, with respect to any setting of the then-current Benchmark, (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR, the time determined by the Lender in its reasonable discretion.

USActive 57656200.157656200.7 -64-

"Relevant Governmental Body" means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

"SOFR" means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator's Website on the immediately succeeding Business Day.

"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

"Term SOFR" means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(iii) London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the "IBA"), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the "FCA"), the regulatory supervisor of the IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to LIBOR pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (C) of this Section 2(p) shall be deemed satisfied.

SECTION 3. ACCOUNTS

(a) On or before the date of the first Loan, the Borrower shall establish with the Custodian as Securities Intermediary (i) a securities account (the "Collateral Account") to which all Portfolio Assets will be credited, (ii) a securities account, which shall be a subaccount of the Collection Account, into which all interest proceeds from the Portfolio Assets and other Interest Collections will be deposited (the "Interest Collection Account"), (iii) a securities

USActive 57656200.157656200.7 -65-

(i) it will retain, as originator, on an ongoing basis, a material net economic interest in the form specified in paragraph 3(d) of Article 6 of the Securitisation Regulation, being retention of the first loss tranche and, if necessary, other tranches having the same or a more severe risk profile than those transferred or sold to investors and not maturing any earlier than those transferred or sold to investors, through maintaining funding to the Borrower under the LLC Agreement, in an amount equal to not less than 5% of the Retention Basis Amount (such net economic interest being the ~~"~~“Retention~~"~~”);

(ii) neither it nor any of its Affiliates will sell, hedge, enter into a short position or otherwise mitigate its credit risk under or associated with the Retention where to do so would cause the transaction contemplated by the Transaction Documents to cease to be compliant with the EU Risk Retention Requirements;

(iii) it will take such further action, provide such information as in its possession (provided that the provision of such information would not contravene any applicable contract, law or regulation or duties of confidentiality binding on the Equityholder) and enter into such other agreements, in each case, as may reasonably be required by the Borrower, a Lender or the Administrative Agent to satisfy the EU Risk Retention Requirements;

(iv) it will confirm to each of the Borrower, the Administrative Agent, the Collateral Manager and each Lender, its continued compliance with the covenants set out at paragraphs (i) and (ii) above on a monthly basis;

(v) it will promptly notify the Borrower, the Administrative Agent, the Collateral Manager and each Lender in writing if for any reason it fails to comply with either of the covenants set out in paragraphs (i) or (ii) above in any way; and

(vi) it will notify each of its Affiliates of the contents of paragraph (ii) above and shall use reasonable endeavors to procure that each of its Affiliates complies with the terms of paragraph (ii) as if it were a party thereto.

Notwithstanding anything to the contrary contained herein, neither the Equityholder nor the Borrower makes any representation as to compliance of the transaction or any of the parties hereto with respect to the Securitisation Regulation. Any Person accepting the benefits of this Section 9(e) and/or Section 9(f) below (including any related definitions or provisions), shall be deemed to have agreed to the terms set forth in this paragraph and each Lender hereby represents that is not relying on any of the Borrower, the Collateral Manager or the Equityholder or any of their respective Affiliates, for any financial, tax, legal, accounting, or regulatory advise in connection with the matters set forth in this Section 9(e) and/or Section 9(f) below.

(f) EU Transparency Requirements. (i) Each of the Borrower and the Equityholder agrees to make available (or will cause the Collateral Manager to make available), promptly upon written request by the Administrative Agent on behalf of any Lender from time to time, the documents, reports and information necessary to enable compliance by any Lender with Article 5 of the Securitisation Regulation; *provided* that, notwithstanding the foregoing, the

USActive ~~57656200.1~~57656200.7 -89-

Borrower and the Equityholder shall be obligated to do so only if such documents, reports or information is: (1) not subject to a duty of confidentiality; and (2)(a) in the Borrower's or the Equityholder''s possession, or (b) not in the Borrower''s or the Equityholder''s possession but the Equityholder or Borrower can obtain such documents, reports or information using commercially reasonably efforts without material expense (provided further that, if obtaining such documents, reports or information would involve material expense but the requesting Lender agrees to pay it, then the Borrower shall obtain the same).

(g) Reports by Independent Accountants. (i) The Collateral Manager will cause a firm of nationally recognized independent public accountants (who may also render other services to the Collateral Manager) consented to by the Administrative Agent (the "“Independent Accountants"”) to furnish to the Administrative Agent, each Lender and the Collateral Agent (i) on or prior to October 28, 2022 (the "“Initial AUP Report Date"”), a report relating to one Daily Report (as selected by the Administrative Agent), each delivered prior to the Initial AUP Report Date, and (ii) on or prior to each one-year anniversary of the Initial AUP Report Date (each such anniversary, an "“AUP Report Date"”), a report relating to one Daily Report (as selected by the Administrative Agent), delivered during the twelve (12) months immediately preceding such AUP Report Date, in each case, to the effectindicating that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Annex H, it being understood that the Collateral Manager and the Administrative Agent will provide an updated Annex H reflecting any further amendments to such Annex H prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Annex H) to certain documents and records relating to the Collateral under any Transaction Document, compare the information contained in selected Daily Reports (and all calculations therein) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliancethe calculations within those Daily Reports have been performed in accordance with the applicable provisions of this Credit Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

and (ii) In the event the Independent Accountants appointed pursuant to clause (i) above require the Collateral Agent to agree to the procedures performed by such Independent Accountants with respect to any of the reports, statements or certificates of such Independent Accountants, or sign any agreement in connection therewith, Borrower hereby directs the Collateral Agent to agree to the terms and conditions requested by such Independent Accountants as a condition to receiving documentation required by this Agreement; it being understood and agreed that the Collateral Agent shall deliver such agreement in conclusive reliance on the foregoing direction and shall make no inquiry or investigation as to, and shall have no obligation or responsibility in respect of, the terms of the engagement of such Independent Accountants by the Borrower or the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement. The Borrower hereby authorizes and directs the Collateral Agent, without liability on its part, to execute and deliver any such agreement with such Independent Accountants in the form presented to it by the Borrower (or the Collateral Manager on behalf of the Borrower), which agreement, to the extent so directed by the Borrower (or the Collateral Manager on behalf of the Borrower), may include, amongst other things, (i) an acknowledgement that the Borrower (or the Collateral Manager on behalf of the Borrower) has

USActive 57656200.157656200.7 -90-

~~agreed that the procedures by such Independent Accountants are sufficient for the relevant purposes, (ii) releases by the Collateral Agent of any claims, liabilities and expenses arising out of or relating to such Independent Accountant's engagement, agreed-upon procedures or any report, statement or certificate issued by such Independent Accountants under any such engagement and acknowledgement of other limitations of liability in favor of such Independent Accountants and~~ listing the aggregate Principal Balance of all Assets and the aggregate Principal Balance of the Collateral securing the Loans as of the immediately preceding Business Day; provided that in the event of a conflict between such Independent Accountant and the Collateral Manager with respect to any matter in this Section 9(~~iii~~g) ~~restrictions or prohibitions on the disclosure of any such reports, statements, certificates or other information or documents provided to it~~, the determination by such Independent ~~Accountants~~Accountant shall be conclusive.

SECTION 10. ADMINISTRATIVE AGENT

The Lenders hereby irrevocably appoint BNP Paribas as Administrative Agent hereunder and under the other Transaction Documents, and authorize the Administrative Agent to take such action, or exercise such powers and perform such duties, as are expressly delegated to it hereunder and under the other Transaction Documents, together with such other powers as are reasonably incidental thereto, and BNP Paribas, hereby accepts such appointment. The Administrative Agent shall promptly deliver copies of any notice, certificate, report or other documents received by it in its capacity as Administrative Agent to the Lenders. Notwithstanding anything to the contrary elsewhere in this Agreement or the other Transaction Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Transaction Documents, or otherwise exist against or in respect of the Administrative Agent.

The Administrative Agent may execute any of its duties by or through its subsidiaries, affiliates, agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

Neither the Administrative Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or any of them as Administrative Agent under or in connection with this Agreement or any other Transaction Documents or any delegate under or in connection with this Agreement or the other Transaction Documents (except for its, or such Person's own gross negligence or willful misconduct), or (b) responsible to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction

USActive ~~57656200.1~~57656200.7 -91-

Lenders (including, for the avoidance of doubt, any assignee of an interest in a promissory note evidencing the Loans), and the Individual Lender Maximum Funding Amounts of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Collateral Manager and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii) Each Lender that sells a participating interest in all or part of its rights and obligations hereunder (including, for the avoidance of doubt, any participating interest in any rights under any promissory note evidencing the Loans) shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Loans or other obligations under the Transaction Documents (the "Participant Register"); *provided* that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any Individual Lender Maximum Funding Amounts, Loans, or other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Individual Lender Maximum Funding Amount, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Fees and Expenses. On any Payment Date, the Borrower shall pay from funds on deposit in the Accounts that are available therefor in accordance with this Agreement, (i) to the Lenders on demand, all reasonable and documented out-of-pocket expenses and legal fees (excluding any allocated costs for in-house legal services), including any reasonable and documented costs associated with any audit of the Borrower requested by the Administrative Agent, incurred by such party or its Affiliates in connection with this Agreement, or any instruments or agreements executed in connection herewith or therewith, provided that solely in the case of reimbursement of legal fees for the Lenders (other than the Administrative Agent) the Borrower shall only be obligated to reimburse such Lenders for legal fees and expenses of one counsel for all such Lenders except that, if any such Lender reasonably determines that counsel for the Lenders has a conflict of interest, the Borrower shall pay the reasonable fees and disbursements of additional counsel selected by such Lender (in addition to any local counsel) separate from counsel for all Lenders in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, (ii) any annual governmental fees of the Borrower, (iii) the fees and expenses of the Custodian under the Custody Agreement and the Securities Intermediary under the Account Control Agreement and (iv) any other expenses of the Borrower that the Collateral Manager has

USActive ~~57656200.1~~57656200.7 -98-

Schedule B

INDIVIDUAL LENDER MAXIMUM FUNDING AMOUNTS

Lender	Individual Lender Maximum Funding Amount
BNP Paribas	On any date of determination, (A) the lesser of (1) the greater of (x) U.S.$45,000,000 and (y) product of (x) the Leverage Factor and (y) the Contributed Cash Equity Amount as of such date, and (2) U.S.$80,000,00090,000,000, or (B) as otherwise increased pursuant to Section 2(l).

USActive 57656200.157656200.7 Sch. B-1

Schedule F

COLLATERAL QUALITY TEST DEFINITIONS

"Average Life" means, on any date of determination with respect to any Asset, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive scheduled distribution of principal of such Asset and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on such Asset.

"Effective Spread" means, with respect to any floating rate Asset, the current *per annum* rate at which it pays interest minus ~~LIBOR~~the Benchmark or, if such floating rate Asset bears interest based on a floating rate index other than a London interbank offered rate-based index, the Effective Spread will be the then-current base rate applicable to such floating rate Asset plus the rate at which such floating rate Asset pays interest in excess of such base rate minus ~~three-month LIBOR~~the Benchmark; *provided*, that the Effective Spread of any floating rate Asset will (i) be deemed to be zero, to the extent that the Borrower or the Collateral Manager has actual knowledge that no payment of cash interest on such floating rate Asset will be made by the obligor thereof during the applicable due period, and (ii) not include any non-cash interest.

"Excess Weighted Average Fixed Coupon" means, as of any Measurement Date, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Fixed Coupon over the Minimum Fixed Coupon by (b) the number obtained by dividing the aggregate principal balance of all fixed rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security or any Partial Deferrable Security) by the aggregate principal balance of all floating rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security or any Partial Deferrable Security).

"Excess Weighted Average Floating Spread" means, as of any Measurement Date, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the aggregate principal balance of all floating rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security or Partial Deferrable Security) by the aggregate principal balance of all fixed rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security or any Partial Deferrable Security).

"Maximum Weighted Average Life Test" means a test that will be satisfied on any date of determination if the Weighted Average Life of the Portfolio Assets as of such date is less than or equal to (i) 8 years less (ii) the number of full quarters elapsed since the Second Amendment Date (or the date of any extension of the Maturity Date) (for the avoidance of doubt, "quarter" shall mean 0.25 of a year) multiplied by 0.25.

"Minimum Fixed Coupon" means 7.50%.

USActive ~~57656200.1~~57656200.7 Sch. F-1

Schedule G

ELIGIBLE INVESTMENTS

"Eligible Investments" means any investment that at the time of its acquisition is one or more of the following:

(a) United States government and agency obligations, maturing within thirty (30) days;

(b) commercial paper, maturing within thirty (30) days, having a rating assigned to such commercial paper by S&P or Moody's (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to the highest ratings assigned by such organization, it being understood that as of the date hereof such rating by S&P is "A-1+" and such rating by Moody's is "P-1";

(c) interest bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least $250,000,000 and assigned a credit rating by S&P of a least "A" and a Moody''s. rating of at least "A2", maturing within thirty (30) days; and

(d) money market funds (including funds of the bank serving as Custodian or its affiliates and funds for which such bank or affiliates acts as administrator, sponsor, agent or the like and receives compensation for its services in such capacity) or United States government securities funds designed to maintain a fixed share price and high liquidity, having a rating assigned to such fund equal to the highest rating assigned by S&P or Moody''s, it being understood that as of the date hereof such rating by S&P is "AAAm" and such rating by Moody's is "Aaa-mf".

USActive 57656200.157656200.7 Sch. G-1

Annex A

FORM OF APPROVAL REQUEST FOR ASSET PURCHASE

Obligor Name	
Global Amount of Credit Agreement	
Estimated Date of Credit Agreement	
Moody's Industry Classification	
Moody's Family/Facility Rating	
S&P Family/Facility Rating	
EBITDA	
Senior Net Leverage Ratio	
Intended Hold Amount (par value)	
Type (First Lien, First-Lien Last-Out or second lien)	
Facility Type (Moody's Classification)	
Facility Tranche (A, B, etc….)	
Maximum Approved Price	
~~LIBOR~~ Spread / Floor / Fixed Rate (as applicable)	
Facility Tenor	
Total Amount of all Senior Credit Facilities	
Total Tranche Amount (Currently)	
Original Par Amount (for Secondary)	
Primary or Secondary Purchase? If Secondary Purchase, name of assignor	
Total Net Leverage Ratio	
LoanXID	

USActive ~~57656200.1~~57656200.7 Annex A-1

Annex H

~~AGREED-UPON PROCEDURES FOR INDEPENDENT PUBLIC ACCOUNTANTS~~

~~In accordance with Section 9(g) of the Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among Steele Creek Capital Funding I, LLC, as Borrower (the "Borrower"), Steele Creek Capital Corporation, as Collateral Manager (in such capacity, the "Collateral Manager") and as Equityholder (in such capacity, the "Equityholder"), BNP Paribas, as a Lender, the other Lenders from time to time party thereto (collectively, the "Lenders") and BNP Paribas, as Administrative Agent (the "Administrative Agent"), the Collateral Manager will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared to the systems, underwriting files, compliance certificates, underlying loan documents, or other relevant materials, or recalculated each of the following accounts in the Daily Report to the applicable system or records of the Collateral Manager:~~

- ~~Portfolio Asset List:~~
  - ~~Portfolio Asset Type (First Lien Loan, First-Lien Last-Out Loan)~~
  - ~~Principal Balance/Adjusted Collateral Value~~
  - ~~Portfolio Asset Origination Date~~
  - ~~Acquisition Date (date Portfolio Asset was added to facility)~~
  - ~~Purchase Price~~
  - ~~Portfolio Asset maturity date~~
  - ~~Interest Rate (Floating/Fixed), Index, spread, PIK~~
  - ~~Moody's Industry Classification~~
  - ~~Moody's and S&P ratings (if applicable)~~
  - ~~Days Delinquent~~
  - ~~Unfunded Amount~~
  - ~~Interest Coverage Ratio~~
  - ~~Borrowing Base~~
  - ~~Loans Outstanding~~
- ~~Discretionary Sales Calculations, Defaulted Obligation Sales Calculations, Substitution Calculations~~
- ~~Other relevant eligibility criteria:~~
  - ~~Recalculation of Excess Concentration amounts~~
  - ~~Verification of covenant calculations~~
  - ~~Verification of waterfall payments~~
  - ~~Reconciliation of cash flow and account balances~~

~~At the discretion of the Administrative Agent and a firm of nationally recognized independent public accountants, one Daily Report for each fiscal year (selected by the Administrative Agent) beginning with the 2022 fiscal year will be chosen and reviewed in accordance with Section 9(g) of the Credit Agreement.~~

~~The report provided by such firm may be in a format typically utilized for a report of this nature; provided that it will consist of at a minimum (i) a list of material deviations from the Daily Report and (ii) discuss with the Collateral Manager the reason for such material deviations, and set forth the findings in such report. Subject to Section 9(g) of the Credit Agreement, the format and content of the agreed upon procedures described above may be revised by the Administrative~~

Annex H-1

Agent and the Collateral Manager without the necessity of an amendment to the Credit Agreement

[Reserved].

Annex H-2

Annex I

FORM OF FUNDING INCREASE AGREEMENT

FUNDING INCREASE AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto (the "Increasing Lender"), Steele Creek Capital Funding I, LLC, (the "Borrower") and BNP Paribas, as Administrative Agent (the "Administrative Agent").

WHEREAS, this Funding Increase Agreement is being executed and delivered under the Credit Agreement, dated as of October 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among Steele Creek Capital Funding I, LLC, as Borrower (the "Borrower"), Steele Creek Capital Corporation, as Collateral Manager (in such capacity, the "Collateral Manager") and as Equityholder (in such capacity, the "Equityholder"), BNP Paribas, as a Lender, the other Lenders from time to time party thereto (collectively, the "Lenders") and BNP Paribas, as Administrative Agent (the "Administrative Agent"); and

WHEREAS, the Increasing Lender wishes to increase its Individual Lender Maximum Funding Amount under the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Funding Increase Agreement, to which is attached a fully completed Schedule I, which has been executed by the Increasing Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender, the Collateral Manager and the Borrower, an Increase Effective Notice, substantially in the form of Schedule II to this Funding Increase Agreement (the "Increase Effective Notice"). Such Increase Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the increase effected by this Funding Increase Agreement shall become effective (the "Increase Effective Date"). From and after the Increase Effective Date, the Individual Lender Maximum Funding Amount of Increasing Lender shall be increased as set forth on Schedule I for all purposes under the Credit Agreement.

(b) Each of the parties to this Funding Increase Agreement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Funding Increase Agreement.

(c) By executing and delivering this Funding Increase Agreement, the Increasing Lender confirms to and agrees with the Administrative Agent and the other Lenders as follows: (i) none of the Administrative Agent and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, or with respect to any Loans made under the Credit Agreement, the Collateral or the financial condition of the Equityholder, the Collateral Manager or the Borrower, or the performance or observance by the Equityholder, the Collateral Manager or the Borrower of any of their respective obligations under the Credit Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Increasing Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Funding Increase Agreement; (iii) the Increasing Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it

Annex I-1